UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014

LOT78, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54816	26-2940624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Alfred Road Studio 209 London		W2 5EU
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 00447801480109

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2014, Asgherali Gulamhussein resigned as a Director and Chief Financial Officer of Lot78, Inc. (the “Company”).  The resignation of Mr. Gulamhussein was not due to a disagreement with the Company relating to the Company’s operations, policies or practices.

Item 8.01.	Other Events.

On December 12, 2014, the Company announced that the Board of Directors of the Company unanimously approved the voluntary deregistration of the Company’s common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company intends to file a certification on Form 15 with the Securities and Exchange Commission (the “SEC”) terminating the registration of the Company’s common stock under Section 12(g) of the Exchange Act and suspending the Company’s SEC reporting obligations under Sections 13(a) and 15(d) the Exchange Act on or about December 23, 2014.

The Company expects that the deregistration of its common stock will become effective 90 days after the filing of the Form 15 with the SEC.  Upon the filing of the Form 15 with the SEC, the Company’s obligation to file periodic reports under the Exchange Act, including Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and Current Reports on Form 8-K, will be suspended.  A copy of the press release is being filed as exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOT78, INC.

Dated: December 12, 2014	By:	/s/ Oliver Amhurst
		Name:	Oliver Amhurst
		Title:	President, Principal Executive Officer, Secretary, Treasurer and Director

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 12, 2014.